As filed with the Securities and Exchange Commission on December 21, 2010

Registration No. 333-169492

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA HOLDINGS GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	4581	91-1939533
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

73726 Alessandro Suite 103

Palm Desert, CA 92260

(954) 903-9373

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harold P. Gewerter, Esq.

2705 Airport Drive

N. Las Vegas, NV 89032

(702) 382-1714

Fax: (702) 382-1759

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  X .. .

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price (2)	Amount of Registration Fee (3)
Selling Shareholders – Common Stock	3,190,400	$0.01	$31,904.00	$2.27

(1) Registration fee has been paid via Fedwire.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.01 per share, until the securities are quoted on the OTC Bulletin Board or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange. It is possible that the Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

SUBJECT TO COMPLETION, DATED ____________ __, 2010.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

CHINA HOLDINGS GROUP, INC.

3,190,400 Shares of Common Stock

This prospectus will allow selling shareholders to sell 3,190,400 shares of common stock which proceeds will not be available for use by the company. The securities being registered in this offering may be illiquid because they are not listed on any exchange or quoted on the OTC Bulletin Board and no market for these securities may develop. The selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.01 per share, until the securities are quoted on the OTC Bulletin Board or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange.

	Offering Price per Share	Gross Proceeds to Our Company	Offering Expenses (1)	Net Proceeds to Our Company	Net Proceeds to Selling Shareholders
Per Share (Selling Shareholders)	0.01	0.00	0.00	0.00	0.01
Total	$31,904	$0	$3,002	$0	$28,904

(1) Estimated expenses to be paid by the Selling Shareholders including payment of any underwriting or placement commissions, discounts or expense.

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 3 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 20, 2010.

TABLE OF CONTENTS

Prospectus Summary	5
Risk Factors	6
Cautionary Note Regarding Forward-Looking Statements	9
Use of Proceeds	10
Capitalization	10
Dilution	10
Market for Common Equity and Related Stockholder Matters	10
Description of Business and Property	10
Management’s Discussion and Analysis of Financial Condition and Results of Operations	12
Our Management	15
Security Ownership of Certain Beneficial Owners and Management	16
Certain Relationships and Related Party Transactions	16
Description of Capital Stock	16
Selling Stockholders	17
Plan of Distribution	18
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	20
Legal Opinion	20
Experts	20
Interests of Named Experts and Counsel	20
Additional Information	20
Part II – Information Not Required in Prospectus	II-1
Signatures	II-4
Index to Financial Statements	F-1
Report of Independent Registered Public Accounting Firm	F-2

Unless otherwise specified, the information in this prospectus is set forth as of December 20, 2010, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to China Holdings Group, Inc. See Cautionary Note Regarding Forward Looking Statements on page 8.

Our Company

China Holdings Group, Inc. (the "Company") was organized under the laws of the State of Nevada on April 28, 1994, under the name "Silver Bow Antique Aviation". The Company was incorporated primarily to engage in the restoration and maintenance of antique aircraft. The company now intends to sell aircraft parts over the internet.

We are a company without revenues or operations, we have minimal assets, and have incurred losses since inception.

The Company has no plans or intentions to be acquired or to merge with an operating company, nor do any of our shareholders have plans to enter into a change in control or similar transaction, or to change the management of the company. The Company is not a blank check company formed for the purposes of engaging in a reverse acquisition.  As noted above the company has a long history including operations related to the restoration and maintenance of antique aircraft.   After briefly considering a reverse merger, the Company has returned to its aircraft based roots.

The company’s shares currently are not traded on any market or exchange which may severely limit the liquidity of shares purchased hereunder.

Our executive offices are located at 73726 Alessandro Suite 103, Palm Desert, CA 92260. Our telephone number is (760) 219-2776.

The Offering

This prospectus covers up to 3,190,400 shares held by selling shareholders to be sold at $0.01 per share.

ABOUT THIS OFFERING

Securities Being Offered	Up to 3,190,400 shares of common stock of China Holdings Group, Inc. to be sold by selling shareholders at a price of $0.01 per share.

Initial Offering Price	The selling shareholders will sell up to 3,190,400 shares at a price of $0.01 per share.

Terms of the Offering	The selling shareholders will offer and sell the shares of their common stock at a price of $0.01 per share.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 3.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our company was formed in 1994 but we have not yet begun full scale operations. We have not sold any substantial amount of products commercially through our websites and do not have any definitive agreements to do so. We have not proven that our business model will allow us to generate a profit.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of ($59,190) as of June 30, 2010 and we expect to continue to incur significant research and development expenses in the foreseeable future related to the completion of development and commercialization of our sites. As a result, we are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to fund research and development. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2010 but we do not have any firm commitments for funding. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Further, if our subsidiary’s business grows, we will be required to manage multiple relationships. Any further growth by us or our subsidiary, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Risks Relating to Our Business

We will need to achieve commercial acceptance of our applications to generate revenues and achieve profitability.

Even if our development yields technologically superior sites, we may not successfully develop commercial sites, and even if we do, we may not do so on a timely basis. We cannot predict when significant commercial market acceptance for our sites and the affiliated products sold thereon will develop, if at all, and we cannot reliably estimate the projected size of any such potential market. If markets fail to accept our sites and related products, we may not be able to generate revenues from the commercial application of our sites. Our revenue growth and achievement of profitability will depend substantially on our ability to sell products that are accepted by customers. If we are unable to cost-effectively achieve acceptance of our sites by customers, or if the associated products do not achieve wide market acceptance, our business will be materially and adversely affected.

We expect to rely on third parties to manufacture or distribute the products sold and our business will suffer if they do not perform.

We do not expect to manufacture or distribute any of the products sold on our sites and third party contractors will provide manufacturing services. If these contractors/providers do not operate in accordance with regulatory requirements and quality standards, our business will suffer. We expect to sell products and services that are provided by outside sole suppliers. The qualification of additional or replacement vendors is time consuming and costly. If a supplier has significant problems supplying our products, our sales and revenues will be hurt until we find a new source of supply.

We rely on third parties to support our sites, and our business will suffer if they do not provide adequate support.

A stable network of servers and routers capable of handling high internet traffic and large database driven search features is required to support our sites. The database and server infrastructure will be outsourced to a company designed to provide these specific services. If they do not provide the level of services and support necessary our business will suffer.

We may not be successful at marketing our sites or the underlying products.

We may not be able to market the sites or the underlying products and any financial or research efforts we exert to develop, commercialize or promote such sites and products may not result in revenue or earnings.

We may lose out to larger and better-established competitors.

The Internet and catalog industries are intensely competitive. Most of our competitors have significantly greater financial, technical, marketing and distribution resources as well as greater experience in the industry than we have. Our sites may not be competitive with other technologies. If this happens, our sales and revenues will decline. In addition, our current and potential competitors may establish cooperative relationships with larger companies, to gain access to greater development or marketing resources. Competition may result in price reductions, reduced gross margins and loss of market share.

Our sites may be displaced by newer technology.

The Internet industry is undergoing rapid and significant technological change. Third parties may succeed in developing or marketing technologies and products that are more effective than those developed or marketed by us, or that would make our technology and sites obsolete or non-competitive. Accordingly, our success will depend, in part, on our ability to respond quickly to technological changes through the development and introduction of new sites and products. We may not have the resources to do this. If our sites or product candidates become obsolete and our efforts to secure and develop new products and sites do not result in any commercially successful sites or products, our sales and revenues will decline.

Risks Relating to our Stock

The Offering price of $0.01 per share is arbitrary.

The Offering price of $0.01 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

Our shares are not currently traded on any market or exchange. We will apply to have our common stock traded over the counter; there is no guarantee that our shares will ever be quoted on the OTC Bulletin Board or listed on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange. We will apply to have our common stock quoted via the OTC Electronic Bulletin Board. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. It is possible that the company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTCBB. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•

the ability of the company to offer and sell the shares of common stock offered hereby;

•

the integration of multiple technologies and programs;

•

the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

•

changes in existing and potential relationships with collaborative partners;

•

the ability to retain certain members of management;

•

our expectations regarding general and administrative expenses;

•

our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and

•

other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2009 and September 30, 2010:

	December 31, 2009	September 30, 2010
Current liabilities	$0	$0

Stockholder’s deficit:
	-	-
Common stock	3,190	3,190
Additional paid-in capital	-	-
Accumulated deficit	(59,190)	(59,190)
Total stockholders’ (deficit)	(56,000)	(56.000)

Total capitalization	$(56,000)	$(56,000)

DILUTION

There is no dilution under this offering.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of June 30, 2010, the Company has eight (54) shareholders who hold 100% of its issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

China Holdings Group, Inc. (the "Company") was organized under the laws of the State of Nevada on April 28, 1994, under the name "Silver Bow Antique Aviation". The Company was incorporated primarily to engage in the restoration and maintenance of antique aircraft. The company now intends to sell aircraft parts over the internet.

Our Business

We are a development stage company. We plan to develop an online aircraft parts sale business similar to our past business in which we owned and sold two aircraft. Our internet based company will service do it yourself individuals or companies. We have commenced only limited operations, primarily focused on plans for designing and launching an "information only" website to start to build brand awareness of our planned business. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither the Company, nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

The Company is not a blank check company formed for the purposes of engaging in a reverse acquisition. As noted above the company has a long history including operations related to the restoration and maintenance of antique aircraft. After briefly considering a reverse merger, the Company has returned to its aircraft based roots.

The Company is a development stage company that has not significantly commenced its planned principal operations. The Company’s recent operations to date have been devoted primarily to start-up and development activities, which include the following:

1.

Development of the China Holdings, Inc. business plan;

2.

Due diligence on purchasing/leasing of storage and distribution equipment;

3.

Initiated working on sales and marketing material;

4.

Conducted due diligence and identified two major classifications of market segmentation to target and adopted a focused marketing strategy.  These classifications include:

•

Small Businesses

•

Hobby or private plane owners

China Holdings, Inc. is attempting to again become operational and anticipates sales to begin approximately six months.  In order to generate revenues, China Holdings, Inc. must address the following areas:

1.

Promoting our services as cost savings while increasing productivity:   Clients will realize cost savings through diverse balance sheet line items including a reduction in storage costs, increased productivity and streamlined efficiency.  Increased productivity and manpower efficiency is a result of effective internal control and the availability of complete business analysis.

2.

Effectively target market our services: Joining trade organizations and establishing referral relationships will initially serve to establish our Company as a viable competitor and attracting market share.  Target Marketing specific firms, companies, and overall industries through efficient due diligence should prove cost conscientious and hopefully reflect positively on the bottom line of the Company.  Conducting business by portraying a professional image and competence in the marketplace should result in a solid foundation for a Company built for long term success.

3.

Constantly monitor our market: We plan to constantly monitor our targeted market segmentations and adapt to customer needs, wants and desires.  To be successful we plan to evolve and diversify or expand our scope of services to satisfy our clients.

4.

Run our Company ethically and responsibly: Conduct our business and ourselves ethically and responsibly.

Our business model is built around online delivery using the internet. The World Wide Web has become an economical distribution channel. We plan to leverage the technological innovations of the internet to offer our services to clients, to communicate directly with them, to provide quality parts and to perform all necessary financial transactions electronically. We plan to use the online services of PayPal for customer orders.

Our plan of operation is to outsource the development of the website and to launch our marketing plan. Initially, we plan to commence marketing of our services using Google and Yahoo website CPC programs and through viral marketing, such as blogs, postings on online communities such as Yahoo!(R) Groups and amateur websites such as YouTube.com, and other methods of getting Internet users to refer others to our website by e-mail or word of mouth. We also intend to use search engine optimization, the marketing of our website via search engines by purchasing sponsored placement in search result, and to enter into affiliate marketing relationships with website providers to increase our access to Internet consumers. In our management's opinion there is a need for the do it yourself sector of the market.

We intend to hire an outside web designer to begin development of our website and begin negotiations with service providers to develop our network infrastructure and transaction processing system. The negotiation of service providers and the development and maintenance of the website, network infrastructure and transaction processing systems will be ongoing during the life of our operations. Developing a workable version of our website will take approximately three months, and developing workable versions of our network infrastructure, shipping and transaction processing systems will take approximately six months.

We intend to develop procedures to make the information given to a prospective purchaser as accurate as possible to lead to the highest percentage of successful China Holdings purchases. We intend to focus only on items which can be shipped without travel to the location.

Our Competition

See the Risk Factors section of this prospectus for a discussion on the competition we currently face or may face in the future.

Proprietary Rights

See the Risk Factors section of this prospectus for a discussion on the intellectual property issues we face in our business.

Our Research and Development

We are not currently conducting any research and development activities. We intend to rely on third party service providers to continue the development of sites and sales procedures.

Government Regulation

See the Risk Factors section of this prospectus for a discussion relevant government regulation and the legal uncertainties related to our business activities.

Employees

As of September 30, 2010, we had only one employee, our sole officer and director. We consider our relations with our employees to be good.

Description of Property

We currently lease office space at 73726 Alessandro Suite 103, Palm Desert, CA 92260, as our principal offices. We believe these facilities are in good condition, but that we may need to expand our leased space as our research and development efforts increase.

Change in Registrants Certifying Accountant

(a)

On January 6, 2010, Board of Directors of the Registrant dismissed The Blackwing Group, LLC, its independent registered public account firm. The PCAOB revoked the registration of Blackwing on December 22, 2009 because of violations of PCAOB rules and auditing standards in auditing the financial statements of two issuers, PCAOB rules and quality controls standards and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and non cooperation with a Board Investigation. The Board of Directors of the Registrant and the Registrant's Audit Committee approved of the dismissal of The Blackwing Group, LLC as its independent auditor. None of the reports of The Blackwing Group, LLC on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained in its Form 10K for the period ended 12/31/2008 a going concern qualification in the registrant's audited financial statements.

During the registrant's two most recent fiscal years and the subsequent interim periods thereto, there were no disagreements with The Blackwing Group, LLC. whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to The Blackwing Group, LLC's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

(b) On February 23, 2010, the registrant engaged Sam Kan and Company CPA as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, the registrant has not consulted Sam Kan and Company CPA regarding any of the matters set forth in Item 304 (a) (2) (i) or (ii) of Regulation S-B.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of September 30, 2009 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 6.

We are a development stage company and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on our suffering initial losses, having no operations, and having a working capital deficiency. The opinion results from the fact that we have not generated any revenues and no revenues are anticipated until we complete the development of our website, network infrastructure, shipping and transaction processing systems; complete our initial development; secure third parties to conduct a number of traditional retail operations, We believe the technical aspects of our website, network infrastructure, shipping and transaction processing systems will be sufficiently developed to use for our operations. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations.

We have only one officer and director. he is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

Plan of Operation

Our specific goal is to profitably develop our website. We intend to accomplish the foregoing through the following milestones:

1.

We will hire an outside web designer to begin development of our website and begin negotiations with service providers to develop our network infrastructure and transaction processing system. The negotiation of service providers and the development and maintenance of the website, network infrastructure and transaction processing systems will be ongoing during the life of our operations. Developing a workable version of our website will take approximately three months, and developing workable versions of our network infrastructure, shipping and transaction processing systems will take approximately six months.

2.

We intend to promote our website primarily through viral marketing, such as blogs, postings on online communities such as Yahoo!(R) Groups and amateur websites such as YouTube.com, and other methods of getting Internet users to refer others to our website by e-mail or word of mouth. We also intend to use search engine optimization, the marketing of our website via search engines by purchasing sponsored placement in search result, and to enter into affiliate marketing relationships with website providers to increase our access to Internet consumers. Marketing is an on-going matter that will continue during the life of our operations.

Until our website is fully operational, our network infrastructure and transaction processing systems are in place, we will not be able to sell our services. If we are unable to negotiate suitable terms with service providers to develop our services and to conduct a number of traditional retail operations and to attract customers to our website, we may have to suspend or cease operations.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

To become profitable and competitive, we have to develop our website, network infrastructure, and transaction processing systems; We will seek equity financing to provide for the capital required to implement our operations. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on April 28, 1994 to Dec. 31, 2009.

Since inception on April 28, 1994 to December 31, 2009 we have incurred a net loss of ($59,190). For the quarter ended June 30, 2010 we incurred a net loss of ($0) compared with a net loss of ($0) in 2009.

Liquidity and Capital Resources

We cannot guarantee that once we begin operations we will stay in business. If we are unable to successfully attract customers to our website, we may need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash.

Our sole officer and director is willing to commit to loan us money for our operations until this offering has been completed or until the offering period has expired. There are no documents setting forth this agreement.

If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

As of June 30, 2010, our total assets were $0and our total liabilities were $ 0. As of Dec. 31, 2009, our total assets were $0 and our total liabilities were $56,000. As of June 30, 2010, we had cash of $ 0 and $0 as of Dec. 31, 2009.Dempsey Mork, our sole officer and director, is willing to loan us the money needed to fund operations until this offering has been completed. Operations include but are not limited to filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan. Our current liabilities to Mr. Mork do not have to be paid at this time. Our related party liabilities consist of money advanced by our sole officer and director.

The Company is using a fiscal year end of Dec. 31 of each year.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Cash and Cash Equivalents. The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Equipment, Furniture and Leasehold Improvements. Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

Impairment of Long-Lived Assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the fees earned can be readily determined; and (iv) collectability of the fees is reasonably assured.

Research and Development. All market research and website development costs, including all related salaries, and facility costs are charged to expense when incurred.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents.

OUR MANAGEMENT

Executive Officers

Name	Age	Position
Dempsey K. Mork	68	Chairman of the Board, Chief Financial Officer, President, Secretary, Treasurer

Directors, Executive Officers, Promoters and Control Persons

Dempsey K. Mork- Background and Business Experience

Mr. Mork is the majority shareholder, Chief Financial Officer/President/Sec./Treas/Director of China Holdings Group, Inc. He has been an officer/director of the Company since its formation in 1994. For the past six years, he has been officer/director of Magellan Capital Corporation, Animal Cloning Sciences, Knickerbocker Capital, Apex Capital, Asian Financial and North Star Ventures. Mr. Mork has experience in start-up companies, business reorganizations and cross border business trans-actions. He will spend approximately 20 hours per month on Silver Bow business

Family Relationships. There are no family relationships among the directors and executive officers of the company.

Code of Conduct and Ethics. We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees. The code of business conduct and ethics may be obtained free of charge by writing to China Holdings Group, Inc., Attn: Chief Financial Officer, 73726 Alessandro Suite 103, Palm Desert, CA 92260.

Executive Compensation

Summary Compensation Table. The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary*	Bonus	Stock Awards	Option Awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All Other Compensation	Total Compensation
Dempsey K. Mork Chairman of the Board,.	2009	$0	0		0	0	0	0	$0
CFO, Pres Secretary, Treasurer	2008	0	0		0	0	0	0	0

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of June 30, 2010.

Compensation of Non-Employee Directors. We currently have no non-employee directors and no compensation was paid to non-employee directors in the period ended June 30, 2010. We intend to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees. As noted above, we intend to apply for listing our common stock on the OTC Electronic Bulletin Board, which does not require companies to maintain audit, compensation or nominating committees. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of one member who is not considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of June 30, 2010, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Name and address	Number of Shares Beneficially Owned	Percentage of Class

*Magellan Capital Corporation	597,600	16.19%

Magellan Capital Corporation	900,000	28.2%

* Pension Benefit Plan and Trust	900,000	28.2%

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute Beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days. The beneficial owners of Magellan Capital Corp. and Pension Benefit Plan and Trust, are Dempsey Mork, Patty Mork, (wife) and Jeremy Mork (son).

(**) Percent of class is calculated on the basis of the number of shares outstanding on June 30, 2010 (3,190,400).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of China Holdings Group, Inc., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

There were no material transactions, or series of similar transactions, during our Company’s last four fiscal years, or any currently proposed transactions, or series of similar transactions, to which our Company or any of our subsidiaries was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of the small business issuer’s total assets at year-end for the last three completed fiscal years and in which any director, executive officer or any security holder who is known to us to own of record or beneficially more than five percent of any class of our common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares at March 31, 2010
Title of Class	Authorized	Outstanding
Common stock, $0.001 par value per share	99,999,000	3,190,400

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares that may be sold by them pursuant to this prospectus. See also Security Ownership of Certain Beneficial Owners and Management.

Name **	Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)	Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offering (1)	Percentages Beneficially Owned After the Offering (2)
Randall Baker	61,200	61,200
Alyson Baca	400	400
Andrea Baca	600	600
Randy Baca	600	600
Annette Baine	500	500
Anette Baca C/F James Baine UGTMACA	600	600
Annette Baine C/F Michelle Baine UGTMACA	400	400
Michael Baine	600	600
Oscar Ballesteros	600	600
Patricia Bladh	400	400
Mary Buerke	400	400
Conrad Dahl	400	400
Sherry Evaro-Ham	500	500
Barbara Filiatreaux	18,900	18,900
Robert J. Filiatreaux	73,800	73,800
Daniel V. French	600	600
Valerie Hahn	500	500
Tiare Hatrak	400	400
Laurie Healy	500	500
Laurie Healy C/F Carina Johnson UGTMACA	500	500
Darren Holms	100,000	100,000
Carolyn Howley	400	400
Alex Jacoy	500	500
Kathy Jones	600	600
Brenda Jose	400	400
Chavez Jose	600	600
Sergio Luna	400	400
KNC Investments, Inc.	50,000	50,000
Kathryn N. LeBoeuf	36,900	36,900
Norm LeBoeuf	55,800	55,800
Sarah LeBoeuf	600	600
Magellan Capital Corp.	597,600	597,600
Magellan Capital Corp. Pension Benefit Plan and Trust	900,000	900,000
Magellan Capital Corp. Profit Sharing Plan and Trust	900,000	900,000
Christopher Marolf	500	500
Sally McManus	500	500
Dempsey Mork	148,500	148,500
Patricia Mork	144,900	144,900
Gary Peskin	500	500

Rose L. Peskin	400	400
Rose L. Peskin C/F Jacob Peskin UGTMACA	400	400
Rose L. Peskin C/F Sarah Peskin UGTMACA	500	500
Rose L. Peskin C/F Zachary Peskin UGTMACA	600	600
Moea Shelly	600	600
RAB Investments	50,000	50,000
Hayley Smith	600	600
Antonio Soto	500	500
Jose Soto	400	400
Melecio Soto	600	600
Victor Soto	600	600
John Paul Spickard	500	500
Richard Stevenson Trust Dtd 7/17/91	600	500
Richard Stevenson, Trustee Donald Boyd Wright Trust Dtd 7/17/91	32,400	32,400
Helen Wright	600	600

(1) The number of shares listed in these columns include all shares beneficially owned by the selling stockholder. The selling shareholders will all hold 0 shares after this offering.

(2) The selling shareholders will all have 0% after this offering.

The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the percentage of shares beneficially owned by a selling stockholder, shares of common stock subject to options or warrants, or debt convertible into common stock held by that selling stockholder that was exercisable on or within 60 days after June 30, 2010, were deemed outstanding for the purpose of computing the percentage ownership of that selling stockholder. The ownership percentages are calculated based on the 3,190,400 shares of common stock were outstanding on June 30, 2010.

**The beneficial owners of Magellan Capital Corp., Magellan Capital Corp. Pension Benefit Plan and Trust, and Magellan Capital Corp Profit Sharing Plan and Trust are Dempsey Mork, Patty Mork, (wife) and Jeremy Mork (son). KNC Investments, Inc’s beneficial owner is Norbert L. LeBoeuf and his wife Kathryn N.Le Boeuf.  RAB Investments beneficial owner is Randy Baker.

PLAN OF DISTRIBUTION

By Selling Stockholders

The selling stockholders and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•

broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 promulgated under the Securities Act, or another exemption from the registration requirements under the Securities Act, if available, rather than under this prospectus.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.20 per share, until the securities are quoted on the OTC Bulletin Board or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker -dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholder may be deemed to be an underwriter within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to the company that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The company has advised the selling stockholders that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with resales of their respective shares under this Registration Statement.

The company is required to pay all fees and expenses incident to the registration of the shares, but the company will not receive any proceeds from the sale of the common stock by selling stockholders. The company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

OTC Electronic Bulletin Board Considerations

We intend to apply to have our stock traded on the OTC Electronic Bulletin Board. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Electronic Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker. Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Harold P. Gewerter, Esq.

EXPERTS

The financial statements included in this prospectus for the period from inception (April 28, 1994) and ended December 31, 2009 have been audited by Sam Kan & Company, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in China Holdings Group, Inc.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

Dealer Prospectus Delivery Obligation

Until ___________ , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$2.27
Legal Fees and Expenses*	3,000
Accounting Fees*	0
Miscellaneous*	0
Total	$3,002

* Estimated

The Selling Shareholders will pay all fees and expenses associated with this offering with the Issuer paying none of the expenses.

Item 14. Indemnification of Directors and Officers

Article XI, Section 43 of our bylaws contains provisions which require that the company indemnify its officers, directors, employees and agents. No indemnification shall be made if the proposed party has been adjudged to be liable to the company or where the matter was settled without court approval. Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

Item 15. Recent Sales of Unregistered Securities

There have been no sales by the Issuer of any of its shares within the prior 3 years.

Item 16. Exhibits

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation of China Holdings Group, Inc. dated April 28, 1994
3.2	Bylaws dated April 28, 1994
5.1	Opinion of Harold P. Gewerter, Esq.
23.1	Consent of Sam Kan & Company.
23.2	Consent of Harold P. Geweter, Esq. (included in Exhibit 5.1 herein).

Item 17. Undertakings

The undersigned hereby undertakes:

(1)

to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)

include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

include any additional or changed material information on the plan of distribution.

(2)

that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Desert, CA on December 20, 2010.

China Holdings Group, Inc.

By: /s/ Dempsey K Mork

Dempsey K. Mork

Chairman of the Board, CFO

(Principal Financial and Principal

Accounting Officer), President, (Principal

Executive Officer) Secretary,

Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on December 20, 2010

China Holdings Group, Inc.

By: /s/ Dempsey K Mork

Dempsey K. Mork

Chairman of the Board, CFO

(Principal Financial and Principal

Accounting Officer), President, (Principal

Executive Officer) Secretary,

Treasurer and Director

CHINA HOLDINGS GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

AUDITED FINANCIAL STATEMENTS

FOR THE PERIODS ENDING DECEMBER 31, 2009 AND 2008

SAM KAN AND COMPANY

1151 HARBOR BAY PKWY STE 101

ALAMEDA, CA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

China Holdings Group, Inc.

(A Development Stage Company)

La Quinta, California

We have audited the accompanying balance sheets of China Holdings Group, Inc. as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years ended December 31, 2009 and 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Holdings Group, Inc. (A Development Stage Company) as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management’s assessment of the effectiveness of China Holdings Group, Inc.’s internal control over financial reporting as of December 31, 2009 and 2008, and accordingly, we do not express an opinion thereon.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the consolidated financial statements, the Company has suffered recurring losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to those matters are also described in Note B to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sam Kan and Company

Sam Kan and Company

April 12, 2010

Alameda, California

CHINA HOLDINGS GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
DECEMBER 31, 2009 AND 2008

ASSETS
	2009	2008
Current Assets
Cash and Cash Equivalents	$-	$-
Total Current Assets	-	-

Total Assets	$-	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY	2009	2008

Current Liabilities
Total Current Liabilities	$-	$-

Short Term Liabilities
Related Party Advance (Note E)	56,000	50,000
Total Long Term Liabilities	56,000	50,000

Total Liabilities (all current)	56,000	50,000
Stockholders’ Equity (Note B)
Preferred stock, par value $.001;
shares authorized; -no
shares issued and outstanding	-	-
Common stock, par value $.001;
99,999,000 shares authorized;
3,190,400 shares issued and outstanding	3,190	3,190
Additional Paid in Capital	-	-
Retained Earnings (Accumulated Deficit)	(59,190)	(53,190)
Total Stockholders’ Equity	(56,000)	(50,000)

Total Liabilities and Stockholders’ Equity	$-	$-

See accompanying notes to financial statements

CHINA HOLDINGS GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATION
FOR THE PERIODS ENDED DECEMBER 31, 2009 AND 2008

Income	2009	2008	For the Period from April 28, 1994 (Inception) to December 31, 2009
Revenues	$-	$-	$-
Total Income	-	-	-

Cost of Goods Sold	-	-	-

Gross Margin	-	-	-

Operating Expenses (Note E)
General and Administrative	6,000	-	59,190
Total Operating Expenses	6,000	-	59,190

Other Income (loss)
Interest Expense	-	-	-

Net Income (Loss)	$(6,000)	$-	(59,190)

Per Share Information:

Net Income (Loss) per share – 3,190,400 shares issued	$(0.00246)	$-

Basic weighted average number
common stock shares outstanding	$2,438,055	$2,386,842

See accompanying notes to financial statements

CHINA HOLDINGS GROUP, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF CASH FLOWS
FOR THE PERIODS ENDED DECEMBER 31, 2009 AND 2008

CASH FLOWS FROM OPERATING ACTIVITIES	2009	2008	For the period from April 28, 1994 (inception) to December 31, 2009

Net income	$(6,000)	$-	$(59,190)

Adjustments to reconcile net income to net cash provided
by operating activities
Net Cash Provided (Used) By Operating Activities	(6,000)	-	(59,190)

CASH FLOWS FROM INVESTING ACTIVITIES

Fixed Asset Additions	-	-	-
Net Cash (Used) By Investing Activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Debt Related Party	6,000	-	56,000
Capital Contributions	-	-	3,190
Net Cash (Used) By Financing Activities	6,000	-	59,190

NET INCREASE (DECREASE) IN CASH	-	-	-

CASH AT BEGINNING OF YEAR	-	-	-

CASH AT END OF YEAR	$-	$-	$-

Supplemental cash flow Information:
Cash Paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to financial statements

CHINA HOLDINGS GROUP, INC.
STATEMENT OF STOCKHOLDERS’ EQUITY
ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION
ON APRIL 28, 1994
(Expressed in US Dollars)
					Total
	Number of		Additional		Stockholders’
	Common	Par	Paid	Deficit	Equity
	Shares	Value	In Capital	Accumulated	(Deficit)

- April 28, 1994 (Inception)	-	$0.00	$-	$-	$-
Balance as of December 31, 1994	-	0.001	-	-	-
Balance as of December 31, 1995	-	0.001	-	-	-
- Shares issued at par value for consulting*	936,900	0.001	-	-	936
Net Loss for the period ending December 31, 1996	-	-	-	(936)	(936)
Balance as of December 31, 1996	936,900	0.001	-	(936)	-
Balance as of December 31, 1997	936,900	0.001	-	(936)	-
- Sale of Common Stock for Cash	2,053,500	0.001	-	-	2,054
Balance as of December 31, 1998	2,990,400	0.001	-	(936)	2,054
- Convertible $50,000 note See Footnote E	-	0.001	-	-	-
Net Loss for the period from December 31, 1999	-	-	-	(50,000)	(50,000)
Balance as of December 31, 1999	2,990,400	0.001	-	(50,936)	(47,947)
Balance as of December 31, 2000	2,990,400	0.001	-	(50,936)	(47,947)
- Shares issued at par value for services	200,000	0.001	-	-	200
Net Loss for the period from December 31, 2001	-	-	-	(2,254)	(2,254)
Balance as of December 31, 2001	3,190,400	0.001	-	(53,190)	(50,000)
Balance as of December 31, 2002	3,190,400	0.001	-	(53,190)	(50,000)
Balance as of December 31, 2003	3,190,400	0.001	-	(53,190)	(50,000)
Balance as of December 31, 2004	3,190,400	0.001	-	(53,190)	(50,000)
Balance as of December 31, 2005	3,190,400	0.001	-	(53,190)	(50,000)
Balance as of December 31, 2006	3,190,400	0.001	-	(53,190)	(50,000)
Balance as of December 31, 2007	3,190,400	0.001	-	(53,190)	(50,000)
Balance as of December 31, 2008	3,190,400	0.001	-	(53,190)	(50,000)
Net loss for the Period of December 31, 2009	-	-	-	(6,000)	(6,000)
Balance as of December 31, 2009	3,190,400	$0.00	$-	$(59,190.00)	$(56,000.00)

See accompanying notes to financial statements

CHINA HOLDINGS GROUP, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIODS ENDING DECEMBER 31, 2009 AND 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of China Holdings Group, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, “Development Stage Entities”, formerly known as SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

China Holdings Group, Inc. (the Company) was incorporated in the State of Nevada on April 28, 1994 under the name of Silver Bow Antique Aviation. The Company was incorporated to engage in any lawful activities.

The Company’s articles initially authorized 1,000 shares of Preferred Stock and 10,000 shares of Common Stock, both at a par value of $.001 per share.

The Company has been in the developmental stage since inception and has no operating history other than organizational matters.

On October 9, 1998, the Company filed a certificate of amendment amending resident agent and stock. The Company is now authorized 100,000,000 shares of Common Stock at a par value of $.001. The registered agent is Harold T. Gewerter, Esq.

On October 6, 2005, Silver Bow Antique Aviation, a Nevada corporation, voted to merge with China Holdings, Inc, a Wyoming corporation with the Wyoming corporation surviving for the purpose of effecting a name changed and changing the domicile of the company from Nevada to Wyoming.

China Holdings Group, Inc. was organized in the State of Wyoming on October 6, 2005 for the purpose of engaging in any lawful corporate business, including but not limited to, participating in mergers with and acquisitions of other companies. The Company has been in the developmental stage since inception and has no operating history other than organizational matters.

The primary activity of the Company currently involves seeking a company or companies that it can acquire or with whom it can merge. The Company has not selected any company as an acquisition target or merger partner and does not intend to limit potential candidates to particular field or industry, but does retain the right to limit candidates, if it so chooses, to a particular field or industry. The Company is currently investigating various opportunities as a merger candidate. Currently, the Company has entered into discussions with several small to medium size companies that are looking for merger opportunities.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

CHINA HOLDINGS GROUP, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIODS ENDING DECEMBER 31, 2009 AND 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of company acquired in a merger or acquisition.

Cost of Goods Sold

Since the Company is still in the development state formal application of certain procedures have not been implemented. Generally, job costs include all direct materials, and labor costs and those indirect costs related to development and maintenance of the website. Selling, general and administrative costs are charged to expense as incurred. However, Cost of Goods Sold procedures will be dependent on the industry that the identified merger or acquisition candidate is in.

Advertising

Advertising expenses related to specific jobs are allocated and classified as costs of goods sold. Advertising expenses not related to specific jobs are recorded as general and administrative expenses.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on China Holdings Group, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. China Holdings Group, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

CHINA HOLDINGS GROUP, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIODS ENDING DECEMBER 31, 2009 AND 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Capital Stock – Common Stock

The Company’s articles initially authorized the Company to issue a total of 11,000 (Eleven Thousand) shares of stock, consisting of 1,000 (One Thousand) shares of preferred stock and 10,000 (Ten Thousand) shares of common stock, both with a par value of $.001 per share.

During 1996, certain consulting services were rendered to the Company by the majority stockholder, Magellan Capital Corporation, (a Nevada Corporation doing business in California) and four (4) other individuals. The value of such services were at the stated par value for 1,041 shares issued on July 15, 1995 and have been stated on the Balance Sheet and Statement of Operations and Cash Flow Statement at $936 for the year ending December 31, 1996, which amount reflects the par value of the original issue on the date of the 1 to 900 forward stock split on the 1,041 shares. Revised number of shares issued and outstanding after the foregoing split were 936,900, with a total value of $936 as of the end of year December 31, 1996.

An amendment to the Articles of Incorporation of the Company on October 7, 1998 increased its authorized shares to a total of 100,000,000 (One Hundred Million) shares, consisting of 99,990,000 (Ninety Nine Million Nine Hundred Ninety Thousand) shares of common stock and 10,000 (Ten Thousand) shares of preferred stock, all with a par value of $.001 per share. Currently, no shares of preferred stock have been issued. Three Million One Hundred Ninety Thousand Four Hundred (3,190,400) shares of common stock have been issued.

Basic Loss Per Share

The computations of basic loss per share of common stock are based on the weighted average number of shares outstanding at the date of the financial statements. There are no common stock equivalents outstanding.

Provision for Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely that not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Recently Issued Accounting Pronouncements

On July 1, 2009, Financial Accounting Standards Board (“FASB”) Accounting Standards Codification™ (“ASC”) became the sole source of authoritative Generally Accepted Accounting Principles (“GAAP”) literature recognized by the Financial Accounting Standards Board for financial statements issued for interim and annual periods ending after September 15, 2009. Rules and interpretive releases of the Security Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Except for applicable SEC rules and regulations and a limited number of grandfathered standards, all other sources of GAAP for nongovernmental entities were superseded by the issuance of ASC. ASC did not change GAAP, but rather combined the sources of GAAP and the framework for selecting among those sources into a single source. Accordingly, the adoption of ASC had no impact on the financial results of the Company.

In May 2008, FASB issued Financial Accounting Standards No. 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, Accounting for Contingencies.

CHINA HOLDINGS GROUP, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIODS ENDING DECEMBER 31, 2009 AND 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)

This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years.

In May 2008, FASB issued Financial Accounting Standards No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. This pronouncement has no effect on this Company’s financial reporting at this time.

In March of 2008 the Financial Accounting Standards Board (FASB) issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133, “Accounting for Derivatives and Hedging Activities.” SFAS No. 161 has the same scope as Statement No. 133 but requires enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. SFAS No. 161 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In December, 2007, the FASB issued SFAS No. 160, “Non-controlling interests in Consolidated Financial Statements, an amendment of ARB No. 51.” SFAS No. 160 applies to “for-profit” entities that prepare consolidated financial statements where there is an outstanding non-controlling interest in a subsidiary. The Statement requires that the non-controlling interest be reported in the equity section of the consolidated balance sheet but identified separately from the parent. The amount of consolidated net income attributed to the non-controlling interest is required to be presented, clearly labeled for the parent and the non-controlling entity, on the face of the consolidated statement of income. When a subsidiary is de-consolidated, any retained non-controlling interest is to be measured at fair value. Gain or loss on de-consolidation is recognized rather than carried as the value of the retained investment. The Statement is effective for fiscal years and interim periods beginning on or after December 15, 2008. It cannot be adopted earlier but, once adopted, is to be applied retroactively. This pronouncement has no effect on this Company’s financial reporting at this time.

In December 2007, the FASB issued SFAS No.141 (revised 2007), “Business Combinations” (“SFAS 141®”) and SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements” (“SFAS 160”). These standards aim to improve, simplify, and converge internationally the accounting for business combinations and the reporting of non-controlling interests in consolidated financial statements.

The provisions of SFAS 141 ® and SFAS 160 are effective for the fiscal year beginning April 1, 2009. The adoption of SFAS 141® and SFAS 160 has not impacted the Company’s financial statements.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company’s future financial reporting.

CHINA HOLDINGS GROUP, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIODS ENDING DECEMBER 31, 2009 AND 2008

NOTE B – GOING CONCERN

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

Management expects to seek potential business opportunity from all known sources but will rely principally on personal contacts of its officers and directors as well as indirect associations between them and other business and professional people. It is not presently anticipated that the Company will engage professional firms specializing in business acquisitions or reorganizations. Management, while not especially experienced in matters relating to the new business of the Company, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

The officers and directors of the company have paid all expenses related to the activities of seeking other business opportunities and performing all functions necessary for the required SEC filings for this company with the understanding that these expenses will not be reimbursed by the company due to the fact that this is not the only company they are performing these services for.

NOTE C – INCOME TAXES

The Company accounts for income taxes using the liability method; under which deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

Net deferred tax assets consist of the following components from Inception on April 28, 1998 to December 31, 2009:

2009
Deferred tax assets NOL Carryover	$20,125
Valuations Allowance	(20,125)
Net Deferred Tax Asset	$0

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 34% to pretax income from continuing operations for the periods ended Dec. 31, 2009 due to the following:

On December 31, 2009, the Company had an operating loss carry forward of $20,125 that can be used as an offset against future taxable income. No tax benefit has been reported in the December 31, 2009 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry-forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in the future.

CHINA HOLDINGS GROUP, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIODS ENDING DECEMBER 31, 2009 AND 2008

NOTE D – NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with ASC 260, “Earnings Per Share,” formerly known as SFAS No. 128, “Earnings Per Share.” The weighted –average number of common shares outstanding during each period is used to compute basic loss per share. Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised. Basic net loss per common share is based on the weighted-average number of share of common stock of Three Million One Hundred Ninety Thousand Four Hundred (3,190,400) outstanding in the development period ending December 31, 2009 and 2008.

	Loss	Shares	Per Share
	(Numerator)	(Denominator)	Amount
From Inception on April 28, 1994 to The Year Ended December 31, 2009	$(59,190)	$2,438,055	$(0.02428)

NOTE E- RELATED PARTY TRANSACTIONS

For the year ended December 31, 2008, the Company’s President advanced $50,000 to the Company for the working capital. In late 2009, the Company’s President paid $6,000 for professional fees for filing compliance purposes. These advances are non-interest bearing and will be reimbursed once the Company starts generating cash flows.

NOTE F – SUBSEQUENT EVENTS

In February, 2010, the Company issued a note payable of $6,000 to Dempsey Mork. The note will be matured by December 31, 2010. There is no payment term during the year. Principal and interest of 6% will be due when the loan is matured.

Financial Statements for 6 month period ended June 30, 2010 have been prepared by the Management Group of China Holdings Group, Inc.

Financial Statements for 9 month period ended September 30, 2010 have been prepared by the Management Group of China Holdings Group, Inc.

China Holdings Group, Inc.
(A Development Stage Company)
BALANCE SHEET

ASSETS	Sept 30, 2010	December 31, 2009
CURRENT ASSETS:
Deposit Cash/New Business Oper.	$0	$0
Total Current Assets	0	0
FIXED ASSETS: (Note 3)
Property/Equipment Less	0	0
Accumulated Depreciation	0	0
Net Fixed Assets	0	0
TOTAL ASSETS	$0	$0
LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities: (Note 4)
Misc. Accrued Liabilities	$0	$0
Other Liabilities	0	0
Total current liabilities	0	0
LONG TERM LIABILITIES: (Note 5)	56,000	56,000
Net Total Long Term Liabilities	0	0
TOTAL LIABILITIES	0	0
SHAREHOLDERS' EQUITY (NOTE 1)
Preferred stock, par value $.001; 1,000 shares authorized; -0- shares issued and outstanding	0	0
Common stock, par value $.001; 99,999,000 shares authorized; issued & outstanding 3,190,400	3,190	3,190
Paid-in capital	-	-
Retained earnings (Accum. Deficit)	(59,190)	(59,190)
NET EQUITY/RETAINED EARNINGS (DEFICIT)	(56,000)	(56,000)
TOTAL ASSETS/LIABILITIES	$0	$0

The accompanying notes are an integral part of these financial statements.

China Holdings Group, Inc.

(A Development Stage Company)

STATEMENT OF OPERATIONSFor the Nine Months Ending Sept. 30 2010 & 2009

	Sept. 30, 2009	Sept. 30, 2010
Misc. Income	$-0-	$-0-
Operating Expenses:
Interest Expense	-0-	-0-
Admin Support	-0-	-0-
Depreciation (Note 3)	-0-	-0-
Misc. Expenses	-0-	-0-
New Business Development Expenses	-0-	-0-
Computer Services/Software Systems	-0-	-0-
Total Operating Expenses	-0-	-0-
Income (Loss) From Operations	-0-	-0-
Other Income/ (Expense): Misc. Other Income/ (Expense)	-0-	-0-
Credit/ Other Income	-0-	-0-
Total Net Other Income	-0-	-0-
Net Income (Loss)	$-0-	$-0-
Per share information:
Basic (Loss) per common share	$0.000	$0.000
Basic weighted average number
Common Stock shares outstanding	3,190,400	3,190,400
Diluted (Loss) per common share	$0.000	$0.000
Diluted weighted average number
Common Stock shares outstanding	3,190,400	3,190,400

The accompanying notes are an integral part of these financial statements.

China Holdings Group, Inc.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

For the Nine Months Ending Sept. 30, 2010

		2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Income <Loss> From Operations*	A	$-0-	$-0-
TRANSACTIONS NOT REQUIRING CASH:
Depreciation (NOTE 3)		-0-	-0-
Total transactions not requiring cash	A	-0-	-0-
CASH PROVIDED (USED) DUE TO CHANGES IN:
Current/Fixed Assets decrease/<increase>		-0-	-0-
Current liabilities/(decrease)/increase
Increase/Decrease Operating Expenses		-0-	-0-
Increase NP Cash Advances/New Business		-0-	-0-
Incr/Decr Other Current Liabilities		-0-	-0-
Increase NP Misc. Items		-0-	-0-
Total Net Increase Current Liabilities		-0-	-0-
Decrease Long Term Liability		-0-	-0-
Total Incr/(Decr.) Current/Long Term Liabilities	A	-0-	-0-
Net cash provided/(used) Operating Activities	A	-0-	-0-
Cash Flows from Investing Activities:	A	-0-	-0-
Cash Flows from Financing Activities:	A	-0-	-0-
Net Cash Increase(Decrease) = TOTAL OF A LINES		-0-	-0-
Cash, Beginning of period		-0-	-0-
Cash, End of period		$-0-	$-0-

The accompanying notes are an integral part of these FINANCIAL STATEMENTS.

China Holdings Group, Inc.

(A Development Stage Company)

Notes to Financial Statements

For The Nine Months Ended Sept. 30, 2010

GENERAL:

The condensed consolidated financial statements of China Holdings, Inc. included herein, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Although certain information normally included in financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted, China Holdings, Inc. believes that the disclosures are adequate to make the information presented not misleading. The condensed financial statements for the six month period ended June 30, 2010 should be read in conjunction with the financial statements and notes thereto included in this report.

The condensed consolidated financial statements included herein reflect all normal recurring adjustments that, in the opinion of management, are necessary for fair presentation.

The Company has not commenced operations and has no working capital.

NOTE 1 - ORGANIZATION AND BUSINESS PLAN:

Company was organized under the laws of the State of Nevada on April 28, 1994 under the name of China Holdings, Inc. The Company was incorporated to engage in any lawful activities.

The Company's articles initially authorized 1,000 shares of Preferred Stock and 10,000 shares of Common Stock, both at a par value of $.001 per share.

Common Stock.

During 1996, certain consulting services were rendered to the Company by the majority stockholder, Magellan Capital Corporation, (a Nevada Corporation doing business in California) and 4 other individuals. The value of such services were at the stated par value for 1,041 shares issued on July 15, 1995 and have been stated on the Balance sheet, the Statement of Operations and the Cash Flow Statement at $936 for the year ending 12/31/96, which amount reflects the par value of the original issue on the date of the 900 for 1 forward stock split on the 1,041 shares. Revised number of shares issued and outstanding after the foregoing split were 936,900, with a total value of $936.00 as of the end of the year September 30, 1996.

On December 30, 1998, 2,053,500 shares were sold for $2,054 cash at the stated par value of $.001 per share. Total shares outstanding at year end 12/31/98 were 2,990,400, with a total value of $2,990.

On September 25, 2001, 200,000 shares were issued at the stated par value of $.001 per share for services rendered through September, 2001: 100,000 shares to Darren J. Holm, the newly appointed President of the Company and 50,000 shares each to Randall Baker, Secretary and Norm LeBoeuf, Controller.

The total number of Common Stock shares outstanding and issued as of the end of Dec. 31, 2008 and 2007 were 3,190,400, total value $53,190. No other transactions have taken place since those dates for the Common Stock of the Company: Total Common Stock Shares outstanding and issued at June 30, 2008 were 3,190,400, total value of $53,190.

Preferred Stock.

The original articles of incorporation, April 28, 1994, authorized 1,000 shares of Preferred Stock with a stated par value of $.001 per share. From inception (April 28, 1994) through June 30, 2010, no Preferred Stock Shares have been issued, and, none are outstanding.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The Articles of Incorporation (as revised) authorize China Holdings, Inc. to issue up to 99,999,000 shares of Common Stock with a par value of $.001 per share and 1,000 shares of Preferred Stock, with a par value of $.001 per share. As of the period ending June 30, 2010, there were 3,190,400 shares of Common Stock issued and outstanding. As of June 30, 2010, no Preferred Stock were issued or outstanding.

NOTE 3 - FIXED ASSETS:

The Company has no Fixed Assets for the period ending June 30, 2010.

NOTE 4 - CURRENT LIABILITIES:

Following are the Current Liabilities of the Company as of June 30, 2010 and December 31, 2010 were:

Category Description	Amounts due 9/30/10	Amounts due 12/31/09
Current Liabilities	$0	$0
TOTAL LIABILITIES	$0	$0

NOTE 5. LONG TERM LIABILITY

Assets and current liabilities have been consolidated into a long term liability note in favor of a D.K. Mork, the majority stock holder of China Holdings, Inc., as set fourth in Part I - Item 6.

NOTE 6. GOING CONCERN AND INCIDENTAL COSTS:

Incidental costs to maintain legal registrations of the Company in the State of Nevada and with the Security and Exchange Commissions have been paid or assumed by Mr. Dempsey Mork, Chief Financial Officer/ Director, the majority shareholder of China Holdings, Inc. This will continue for the foreseeable future.